HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2015
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman of the Board, Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter		John Schreiber
Managing General Partner, Clarity Partners L.P.		President, Centaur Capital Partners, Inc., Partner and Co-Founder, Blackstone Real Estate Advisors

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Financial Officer	EVP, Operations and Development

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Josh Hatfield
SVP, Leasing	Chief Accounting Officer	SVP, Operations

Drew Gordon	Gary Hansel	David Tye
SVP, Northern California	SVP, Southern California	SVP, Pacific Northwest
Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell Director, Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically-integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest.  The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value.  This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a Web site at www.hudsonpacificproperties.com.

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Number of office properties owned	25	26	25	26	26
Office properties square feet(1)	5,700,148	5,923,827	5,422,612	5,533,656	5,510,847
Stabilized office properties leased rate as of end of period(2)	93.7%	94.6%	94.1%	94.6%	94.5%
Stabilized office properties occupied rate as of end of period(2)(3)	92.7%	92.6%	93.4%	90.9%	88.7%
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet	869,568	869,568	884,193	884,193	884,193
Media & entertainment leased rate as of end of period(4)	71.6%	71.6%	71.6%	69.9%	69.1%
Number of land assets owned	5	5	6	6	6
Land assets square feet(5)	1,448,173	1,448,173	1,861,173	1,861,173	1,837,049
Market capitalization (in thousands):
Total debt(6)	$784,571	$957,452	$917,238	$848,338	$822,684
Series A Preferred Units	10,177	10,177	10,177	10,177	10,177
Series B Preferred Stock	145,000	145,000	145,000	145,000	145,000
Common equity capitalization(7)	2,731,256	2,091,479	1,712,132	1,759,364	1,601,290
Total market capitalization	$3,671,004	$3,204,108	$2,784,547	$2,762,879	$2,579,151
Debt/total market capitalization	21.4%	29.9%	32.9%	30.7%	31.9%
Series A preferred units & debt/total market capitalization	21.6%	30.2%	33.3%	31.1%	32.3%
Common stock data (NYSE:HPP)
Range of closing prices(8)	$ 30.25 - $33.65	$ 24.64-30.34	$ 24.45 - 27.01	$ 22.32-25.91	$ 21.42-23.47
Closing price at quarter end	$33.19	$30.06	$24.66	$25.34	$23.07
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	79,713	69,685	69,126	69,422	66,558
Shares of common stock\units outstanding at end of period (in thousands)(10)	82,292	69,577	69,430	69,430	69,410
__________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, lease-up properties, and properties held-for-sale described on page 12.

(3)	Represents percent leased less signed leases not yet commenced.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes non-cash loan premium/discount.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

Consolidated Balance Sheets (Unaudited, $ in thousands, except share data)

	March 31, 2015	December 31, 2014
ASSETS
Total investment in real estate, net	$2,062,317	$2,036,638
Cash and cash equivalents	247,890	17,753
Restricted cash	16,906	14,244
Accounts receivable, net	13,313	16,247
Notes receivable	28,372	28,268
Straight-line rent receivables	35,812	33,006
Deferred leasing costs and lease intangibles, net	103,022	102,023
Deferred finance costs, net	11,271	8,723
Interest rate contracts	—	3
Goodwill	8,754	8,754
Prepaid expenses and other assets	273,986	6,692
Assets associated with real estate held for sale	—	68,534
TOTAL ASSETS	$2,801,643	$2,340,885

LIABILITIES AND EQUITY
Notes payable	$787,190	$918,059
Accounts payable and accrued liabilities	61,735	36,844
Below-market leases, net	39,169	40,969
Security deposits	6,179	6,257
Prepaid rent	9,606	8,600
Interest rate contracts	2,538	1,750
Liabilities associated with real estate held for sale	326	43,214
TOTAL LIABILITIES	$906,743	$1,055,693

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at March 31, 2015 and December 31, 2014, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 79,518,874 shares and 66,797,816 shares outstanding at March 31, 2015 and December 31, 2014, respectively	795	668
Additional paid-in capital	1,441,741	1,070,833
Accumulated other comprehensive loss	(3,049)	(2,443)
Accumulated deficit	(15,603)	(34,884)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,568,884	$1,179,174
Non-controlling interest—members in Consolidated Entities	262,709	42,990
Non-controlling common units in the Operating Partnership	53,130	52,851
TOTAL EQUITY	$1,884,723	$1,275,015
TOTAL LIABILITIES AND EQUITY	$2,801,643	$2,340,885

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, $ in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Office
Rental	$41,576	$36,010
Tenant recoveries	6,064	5,571
Parking and other	5,295	4,479
Total office revenues	$52,935	$46,060
Media & entertainment
Rental	$5,467	$5,449
Tenant recoveries	240	320
Other property-related revenue	4,109	3,634
Other	73	133
Total media & entertainment revenues	$9,889	$9,536
Total revenues	$62,824	$55,596
Operating expenses
Office operating expenses	$17,135	$15,927
Media & entertainment operating expenses	6,005	6,005
General and administrative	9,200	5,776
Depreciation and amortization	17,158	16,668
Total operating expenses	$49,498	$44,376
Income from operations	$13,326	$11,220
Other expense
Interest expense	$5,493	$6,524
Interest income	(53)	(9)
Acquisition-related expenses	6,044	105
Other expenses	(41)	1
	$11,443	$6,621
Income from continuing operations before gain on sale of real estate	1,883	4,599
Gain on sale of real estate	22,691	—
Income from continuing operations	24,574	4,599
(Loss) income from discontinued operations	—	(66)
Net loss from discontinued operations	—	(66)
Net income	$24,574	$4,533
Net income attributable to preferred stock and units	(3,195)	(3,200)
Net income attributable to restricted shares	(70)	(69)
Net (income) loss attributable to non-controlling interest in consolidated entities	(1,502)	43
Net income attributable to common units in the Operating Partnership	(596)	(47)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$19,211	$1,260
Basic and diluted per share amounts:
Net income from continuing operations attributable to common stockholders	$0.25	$0.02
Net income (loss) from discontinued operations	—	—
Net income attributable to common stockholders’ per share—basic and diluted	$0.25	$0.02
Weighted average shares of common stock outstanding—basic	76,783,351	63,625,751
Weighted average shares of common stock outstanding—diluted	77,330,351	63,625,751
Dividends declared per share of common stock	$0.125	$0.125

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

Quarter To Date	Three Months Ended
Funds From Operations (FFO)(1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Net income (loss)	$24,574	$885	$11,415	$6,689	$4,533
Adjustments:
Depreciation and amortization of real estate assets	17,073	20,158	17,342	17,835	16,668
(Gain) / Loss from Sale of Real Estate	(22,691)	—	(5,538)	—	—
FFO attributable to non-controlling interests	(3,312)	(1,254)	(1,396)	(1,080)	(1,091)
Net income attributable to preferred stock and units	(3,195)	(3,195)	(3,195)	(3,195)	(3,200)
FFO to common stockholders and unit holders	$12,449	$16,594	$18,628	$20,249	$16,910
Specified items impacting FFO:
Acquisition-related expenses	$6,044	$4,322	$214	$—	$105
Consulting fee to former executive	—	1,273	890	1,111	835
Supplemental net property tax expenses (savings)	—	—	1,072	—	—
Lease termination revenue	—	—	—	(1,687)	—
Lease termination non-cash write-off	—	—	—	77	—
FFO (excluding specified items) to common stockholders and unit holders	$18,493	$22,189	$20,804	$19,750	$17,850

Weighted average common stock/units outstanding—diluted	79,713	69,685	69,126	69,422	66,558
FFO per common stock/unit—diluted	$0.16	$0.24	$0.27	$0.29	$0.25
FFO (excluding specified items) per common stock/unit—diluted	$0.23	$0.32	$0.30	$0.28	$0.27

Year To Date	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Funds From Operations (FFO)(1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Net income (loss)	$24,574	$23,522	$22,637	$11,222	$4,533
Adjustments:
Depreciation and amortization of real estate assets	17,073	72,003	51,845	34,503	16,668
(Gain) / Loss from Sale of Real Estate	(22,691)	(5,538)	(5,538)	—	—
FFO attributable to non-controlling interest	(3,312)	(5,260)	(4,009)	(2,171)	(1,091)
Net income attributable to preferred stock and units	(3,195)	(12,785)	(9,590)	(6,395)	(3,200)
FFO to common stockholders and unit holders	$12,449	$71,942	$55,345	$37,159	$16,910
Specified items impacting FFO:
Acquisition-related expenses	$6,044	$4,641	$319	$105	$105
Consulting fee to former executive	—	4,109	2,836	1,946	835
Supplemental net property tax expenses (savings)	—	809	809	—	—
Lease termination revenue	—	(1,687)	(1,687)	(1,687)	—
Lease termination non-cash write-off	—	77	77	77	—
FFO (excluding specified items) to common stockholders and unit holders	$18,493	$79,891	$57,699	$37,600	$17,850

Weighted average common stock/units outstanding—diluted	79,713	68,892	67,933	67,998	66,558
FFO per common stock/unit—diluted	$0.16	$1.04	$0.81	$0.55	$0.25
FFO (excluding specified items) per common stock/unit—diluted	$0.23	$1.16	$0.85	$0.55	$0.27
______________________________

(1)	See page 29 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

Quarter To Date	Three Months Ended
Adjusted Funds From Operations (AFFO)(1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

FFO	$12,449	$16,594	$18,628	$20,249	$16,910
Adjustments:
Straight-line rent	(3,038)	(3,105)	(2,737)	(4,279)	(2,590)
Amortization of above market and below market leases, net	(1,291)	(1,215)	(1,291)	(1,456)	(1,110)
Amortization of below market ground lease	62	62	62	62	62
Amortization of lease buy-out costs	86	144	102	80	53
Amortization of deferred financing costs and loan premium/discount, net	652	460	598	243	223
Recurring capital expenditures, tenant improvements and lease commissions	(6,191)	(11,702)	(8,378)	(13,729)	(7,164)
Non-cash compensation expense	2,149	2,512	1,792	1,978	1,277
AFFO	$4,878	$3,750	$8,776	$3,148	$7,661

Weighted average common stock/units outstanding—diluted	79,713	69,685	69,126	69,422	66,558
AFFO per common stock/unit—diluted	$0.06	$0.05	$0.13	$0.05	$0.12
Dividends paid to common stock and unit holders	$10,287	$8,932	$8,679	$8,679	$8,676
AFFO payout ratio	210.9%	238.2%	98.9%	275.7%	113.2%

Year To Date	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Adjusted Funds From Operations (AFFO)(1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

FFO	$12,449	$71,942	$55,345	$37,159	$16,910
Adjustments:
Straight-line rent	(3,038)	(12,753)	(9,435)	(6,869)	(2,590)
Amortization of above market and below market leases, net	(1,291)	(5,081)	(3,830)	(2,566)	(1,110)
Amortization of below market ground lease	62	248	186	124	62
Amortization of lease buy-out costs	86	379	235	133	53
Amortization of deferred financing costs and loan premium/discount, net	652	1,525	1,065	466	223
Recurring capital expenditures, tenant improvements and lease commissions	(6,191)	(40,984)	(29,282)	(20,893)	(7,164)
Non-cash compensation expense	2,149	7,559	5,047	3,255	1,277
AFFO	$4,878	$22,835	$19,331	$10,809	$7,661

Weighted average common stock/units outstanding—diluted	79,713	68,892	67,933	67,998	66,558
AFFO per common stock/unit—diluted	$0.06	$0.33	$0.28	$0.16	$0.12
Dividends paid to common stock and unit holders	$10,287	$34,966	$26,034	$17,355	$8,676
AFFO payout ratio	210.9%	153.1%	134.7%	160.6%	113.2%
______________________________

(1)
See page 29 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO). AFFO excludes amounts attributable to non-controlling interest in Consolidated Entities. For purposes of the three-month periods ending March 31, 2014, June 30, 2014, AFFO amounts appearing in our Supplemental Operating and Financial Data reports issued for those periods included amounts attributable to the non-controlling interest in Consolidated Entities. AFFO amounts in this Supplemental Operating and Financial Data report reflect an increase in AFFO compared to amounts previously reported owing to the exclusion of amounts attributable to non-controlling interest in Consolidated Entities for all periods presented.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)
The following table sets forth information with respect to our outstanding indebtedness as of March 31, 2015.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured revolving credit facility	$—	LIBOR+ 1.15% to 1.55%	$—	9/23/2018	$—
Unsecured term loan	150,000	LIBOR+ 1.30% to 1.90%	—	9/23/2019	150,000
Mortgage loan secured by 275 Brannan(2)	15,000	LIBOR+2.00%	—	10/5/2015	15,000
Mortgage loan secured by Pinnacle II(3)	87,111	6.313%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(4)	49,600	LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Element LA(5)	59,809	LIBOR+1.95%	—	11/1/2017	59,809
Mortgage loan secured by Rincon Center(6)	103,803	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by Sunset Gower/Sunset Bronson(7)	97,000	LIBOR+2.25%	—	3/4/2019	97,000
Mortgage loan secured by Met Park North(8)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by 10950 Washington(9)	28,748	5.316%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(10)	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$784,571
Unamortized loan premium, net(11)	2,619
Total	$787,190

Note Receivable
Mortgage loan secured by a real estate property	$28,528	11.000%	$3,182	8/22/2016	$28,528
Unamortized commitment fee	(156)
	$28,372
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	Subsequent to March 31, 2015 this loan was fully repaid.

(3)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II property to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(4)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(5)
On November 24, 2014 we amended our construction loan for Element LA to, among other things, increase availability from $65,500 to $102,406 for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(6)	This loan is amortizing based on a 30-year amortization schedule.

(7)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50,000 of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42,000 of the loan through February 11, 2016. Effective March 4, 2015, the terms of this loan were amended and restated to introduce the ability to draw up to an additional $160,000 for budgeted construction costs associated with our ICON development and to extend the maturity date from February 11, 2018 to March 4, 2019.

(8)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan’s maturity on August 1, 2020.

(9)	This loan is amortizing based on a 30-year amortization schedule.

(10)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7,349.

(11)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

STABILIZED OFFICE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
SAME-STORE
Seattle
First & King	472,223	10.1%	95.8%	96.7%	$10,397,315	$22.98	$1.92
Met Park North	190,748	4.1	95.4	95.4	4,865,071	26.74	2.23
Northview	182,009	3.9	82.8	82.8	3,186,806	21.15	1.76
Subtotal	844,980	18.1%	92.9%	93.4%	$18,449,192	$23.50	$1.96
San Francisco
Rincon Center	580,850	12.4%	90.5%	90.9%	$21,959,974	$41.75	$3.48
1455 Market Street	1,025,833	22.0	97.2	99.6	28,558,590	28.64	2.39
875 Howard Street	286,270	6.1	99.4	99.4	7,443,442	26.17	2.18
222 Kearny Street	148,797	3.2	90.9	92.2	5,393,022	39.87	3.32
625 Second Street	138,080	3.0	73.8	73.8	4,555,467	44.72	3.73
275 Brannan Street	54,673	1.2	100.0	100.0	2,984,599	54.59	4.55
Subtotal	2,234,503	47.9%	94.0%	95.2%	$70,895,094	$33.77	$2.81
Los Angeles
Technicolor Building	114,958	2.5%	100.0%	100.0%	$4,549,302	$39.57	$3.30
Del Amo Office Building	113,000	2.4	100.0	100.0	3,327,208	29.44	2.45
9300 Wilshire	61,224	1.3	85.9	90.5	2,241,421	42.64	3.55
10950 Washington	159,024	3.4	100.0	100.0	5,401,894	33.97	2.83
604 Arizona	44,260	0.9	100.0	100.0	1,922,857	43.44	3.62
6922 Hollywood	205,523	4.4	85.7	85.7	7,887,314	44.77	3.73
10900 Washington	9,919	0.2	100.0	100.0	352,376	35.53	2.96
Pinnacle I	393,777	8.4	87.9	89.9	14,414,658	41.62	3.47
Pinnacle II	231,864	5.0	99.2	99.2	8,942,900	38.88	3.24
Subtotal	1,333,549	28.6%	93.5%	94.2%	$49,039,930	$39.35	$3.28
Total Same-Store	4,413,032	95.0%	93.6%	94.6%	$138,384,216	$33.50	$2.79
NON-SAME-STORE
Seattle
Merrill Place	193,153	4.1%	70.7%	71.2%	$3,420,401	$25.05	$2.09
Subtotal	193,153	4.1%	70.7%	71.2%	$3,420,401	$25.05	$2.09
Los Angeles
3401 Exposition	63,376	1.4%	100.0%	100.0%	$2,547,715	$40.20	$3.35
Subtotal	63,376	1.4%	100.0%	100.0%	$2,547,715	$40.20	$3.35
Total Non-Same-Store	256,529	5.0%	77.9%	78.3%	$5,968,116	$29.85	$2.49
TOTAL	4,669,561	100.0%	92.7%	93.7%	$144,352,332	$33.33	$2.78
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale.” As of March 31, 2015, we had one office development property under construction, three office redevelopment properties under construction, one lease-up property, and five land assets, see pages 13 and 14. We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2015. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, LEASE-UP PROPERTIES, AND PROPERTIES HELD-FOR-SALE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
DEVELOPMENT
Hollywood
Icon	413,000	40.1%	—%	—%	$—	$—	$—
Total Development	413,000	40.1%	—%	—%	$—	$—	$—

REDEVELOPMENT
Los Angeles
Element LA	284,037	27.6%	—%	100.0%	$—	$—	$—
3402 Pico	39,136	3.8	—	—	—	—	—
12655 Jefferson	88,215	8.6	—	—	—	—	—
Total Redevelopment	411,388	39.9%	—%	69.0%	$—	$—	$—

LEASE-UP
San Francisco
901 Market Street	206,199	20.0%	80.3%	100.0%	$7,797,576	$47.08	$3.92
Total Lease-up	206,199	20.0%	80.3%	100.0%	$7,797,576	$47.08	$3.92

TOTAL	1,030,587	100.0%	16.1%	47.6%	$7,797,576	$47.08	$3.92
______________________________

(1)	Excludes stabilized properties and land assets, see pages 12 and 14.

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2015. Annualized base rent does not reflect tenant reimbursements.

(5)
Element LA is subject to a 15-year lease with Riot Games, Inc. for all 284,037 square feet. The lease was executed on November 4, 2013 and commenced as of April 1, 2015. Payment of cash rents under this lease is scheduled to commence as of October 1, 2015.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Square Feet(1)	Percent of Total
Seattle
Merrill Place	140,000	9.7%
Subtotal	140,000	9.7%

Los Angeles
Sunset Bronson—Lot A	273,913	18.9%
Sunset Gower— Redevelopment	423,396	29.2
Element LA	500,000	34.5
3402 Pico	110,864	7.7
Subtotal	1,308,173	90.3%

TOTAL	1,448,173	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	570,470	64.5%	71.3%	$13,339,175	$32.79
Sunset Bronson	299,098	35.5	72.2	8,030,128	37.19

TOTAL	869,568	100.0%	71.6%	$21,369,303	$34.32
______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet, which may be less or more than BOMA rentable area. Square footage may change over time due to re-measurement or re-leasing. During the fourth quarter ended December 31, 2014, the Company razed approximately 14,625 square feet at its Sunset Bronson property in connection with its ICON development.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended March 31, 2015.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended March 31, 2015, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2015.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period					Project Costs(1)
Location		Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased	Project Costs as of 3/31/15	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles
Element LA(5)	Los Angeles	Q3-2013	Q2-2015	Q2-2015	284,037	100%	$172,949	$189,740	8.1%
Icon(6)	Hollywood	Q4-2014	Q4-2016	Q3-2018	413,000	N/A	21,804	192,279	8.3
Total Under Construction					697,037		$194,753	$382,019

FUTURE DEVELOPMENT PIPELINE
Los Angeles
Sunset Bronson - Lot A	Hollywood	TBD	TBD	TBD	273,913	N/A	N/A	TBD	TBD
Sunset Gower - Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
3402 Pico(7)	Santa Monica	TBD	TBD	TBD	150,000	N/A	N/A	TBD	TBD
12655 Jefferson	Playa Del Rey	TBD	TBD	TBD	88,215	N/A	N/A	TBD	TBD

Seattle
Merrill Place	Seattle	TBD	TBD	TBD	140,000	N/A	N/A	TBD	TBD
Total Future Development Pipeline					1,575,524
______________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(5)
Element LA is subject to a 15-year lease with Riot Games, Inc. for all 284,037 square feet. The lease was executed on November 4, 2013 and commenced as of April 1, 2015. Payment of cash rents under this lease is scheduled to commence as of October 1, 2015.

(6)	Total estimated project costs for Icon excludes land.

(7)	Estimated rentable square feet for 3402 Pico includes a 39,136 square foot existing vacant building.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014	% change
Same-store office statistics(2)
Number of properties	18	18
Rentable square feet	4,413,032	4,398,369
Ending % leased	94.6%	93.7%	1.0%
Ending % occupied	93.6%	88.1%	6.2%
Average % occupied for the period	92.2%	86.7%	6.3%

Same-store media statistics(3)
Number of properties	2	2
Rentable square feet	869,568	869,568
Average % occupied for the period	68.3%	68.9%	(0.9)%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended March 31,
	2015	2014	% change
Same-store net operating income — GAAP basis
Total office revenues	$45,393	$41,229	10.1%
Total media revenues	9,889	9,536	3.7
Total revenues	$55,282	$50,765	8.9%

Total office expense	$15,265	$14,038	8.7%
Total media expense	6,005	6,005	—
Total property expense	$21,270	$20,043	6.1%

Same-store office net operating income — GAAP basis	$30,128	$27,191	10.8%
NOI Margin	66.4%	66.0%	0.6%
Same-store media net operating income — GAAP basis	$3,884	$3,531	10.0%
NOI Margin	39.3%	37.0%	6.2%
Same-store total property net operating income — GAAP basis	$34,012	$30,722	10.7%
NOI Margin	61.5%	60.5%	1.7%

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) —CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended March 31,
	2015	2014	% change
Same-store net operating income — Cash basis
Total office revenues	$41,697	$38,085	9.5%
Total media revenues	9,455	9,547	(1.0)
Total revenues	$51,152	$47,632	7.4%

Total office expense	$15,203	$13,976	8.8%
Total media expense	6,005	6,005	—
Total property expense	$21,208	$19,981	6.1%

Same-store office net operating income — Cash basis	$26,493	$24,109	9.9%
NOI Margin	63.5%	63.3%	0.3%
Same-store media net operating income — Cash basis	$3,450	$3,542	(2.6)%
NOI Margin	36.5%	37.1%	(1.6)%
Same-store total property net operating income — Cash basis	$29,943	$27,651	8.3%
NOI Margin	58.5%	58.1%	0.7%
______________________________

(1)	“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of March 31, 2015.

(2)	See page 12 for same-store office properties.

(3)	See page 15 for same-store media properties.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014
Reconciliation to net income
Same-store office revenues — Cash basis	$41,697	$38,085
GAAP adjustments to office revenues — Cash basis	3,696	3,144
Same-store office revenues — GAAP basis	$45,393	$41,229

Same-store media revenues — Cash basis	$9,455	$9,547
GAAP adjustments to media revenues — Cash basis	434	(11)
Same-store media revenues — GAAP basis	$9,889	$9,536

Same-store property revenues — GAAP basis	$55,282	$50,765

Same-store office expenses — Cash basis	$15,203	$13,976
GAAP adjustments to office expenses — Cash basis	62	62
Same-store office expenses — GAAP basis	$15,265	$14,038

Same-store media expenses — Cash basis	$6,005	$6,005
GAAP adjustments to media expenses - Cash basis	—	—
Same-store media expenses — GAAP basis	$6,005	$6,005

Same-store property expenses — GAAP basis	$21,270	$20,043

Same-store net operating income — GAAP basis	$34,012	$30,722
Non-Same Store GAAP net operating income	5,672	2,942
General and administrative	(9,200)	(5,776)
Depreciation and amortization	(17,158)	(16,668)
Income from operations	$13,326	$11,220
Interest expense	(5,493)	(6,524)
Interest income	53	9
Acquisition-related expenses	(6,044)	(105)
Other expense	41	(1)
Gain on sale of real estate	22,691	—
Net loss from discontinued operations	—	(66)
Net income (loss)	$24,574	$4,533

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL
Three Months Ended March 31, 2015
(Unaudited, $ in thousands)

	Same Store Office Properties(1)	Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$32,296	$1,438	$—	$1,959	$5,033	$40,726
GAAP Revenue	3,696	357	—	374	434	4,860
Total Rents	$35,992	$1,795	$—	$2,333	$5,467	$45,586

Tenant Reimbursements	$5,321	$172	$30	$367	$240	$6,130
Other property-related revenue	—	—	—	—	4,109	4,109
Other	—	—	—	—	73	73
Parking and Other	4,080	148	20	—	—	4,248
Total Revenue	$45,393	$2,115	$50	$2,700	$9,889	$60,146

Property Operating Expenses	15,265	691	(38)	896	6,005	22,819
Property GAAP Net Operating Income	$30,128	$1,424	$88	$1,804	$3,884	$37,327

Square Feet	4,413,032	256,529	824,388	206,199	869,568	6,569,716
Ending % Leased	94.6%	78.3%	34.5%	100.0%	68.3%	83.1%
Ending % Occupied	93.6%	77.9%	—%	80.3%	68.3%	77.5%
NOI Margin	66.4%	67.3%	N/A	N/A	39.3%
Property GAAP Net Operating Income	$30,127	$1,424	$88	$1,804	$3,884	$37,327
Less : GAAP Revenue	(3,696)	(357)	—	(374)	(434)	(4,860)
Add : GAAP Expense	62	—	—	—	—	62
Property Cash Net Operating Income	$26,493	$1,068	$88	$1,430	$3,450	$32,529

Net Income Reconciliation	Q1-2015
Property GAAP Net Operating Income	$37,327
Broadway Note	889
First Financial (disposed Q1-2015)	843
Other income/inter-company eliminations	625
Total GAAP Net Operating Income	$39,684
General and administrative	(9,200)
Depreciation and amortization	(17,158)	(1) See page 12 for same-store office properties.
Income from Operations	$13,326	(2) See page 12 for non-same-store properties.
Interest expense	(5,493)	(3) See page 13 for development/redevelopment properties.
Interest income	53	(4) See page 13 for lease-up properties.
Acquisition-related expenses	(6,044)	(5) See page 15 for same-store media properties.
Other expenses (income)	41
Gain on sale of real estate	22,691
Net Income	$24,574

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Three Months Ended March 31, 2015
Total Gross Leasing Activity(1)
Rentable square feet	33,223
Gross New Leasing Activity
Rentable square feet	19,445
New cash rate	$48.71
Gross Renewal Leasing Activity
Rentable square feet	13,778
Renewal cash rate	$36.78
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	71,869
Early termination (square feet)	28,440
Total	100,309
Net Absorption
Leased rentable square feet	(80,864)
Cash Rent Growth(2)
Expiring rate	$34.97
New/renewal rate	$43.92
Change	25.6%
Straight-Line Rent Growth(3)
Expiring Rate	$33.31
New/renewal rate	$41.96
Change	25.9%
Weighted Average Lease Terms
New (in months)	50
Renewal (in months)	4

Tenant Improvements and Leasing Commissions(4)	Lease Transaction Costs Per Square Foot
	Three Months Ended March 31, 2015
	Total	Annual
New leases	$9.27	$2.24
Renewal leases	$—	$—
Blended	$5.43	$2.11
______________________________

(1)
The 33,223 square feet executed in Q1 2015 excludes: (a) a 5-year management agreement with Sodexo America to operate food services in 7,612 square feet (Suite 190) at Pinnacle I, effective May 15, 2015 (is a building amenity with no base rent); and (b) a 15-year lease extension with KTLA-TV for 94,205 square feet (Buildings 15, 16, 20 and 21, and Stage 6) at Sunset Bronson Studios, a part of our Media & Entertainment portfolio, scheduled to commence February 1, 2016. The current KTLA-TV lease comprised of 90,506 square feet will expire with a net effective rent of $1.50 (NNN) on January 31, 2016 while the lease extension comprised of 94,205 square feet will commence with a net effective rent of $2.39 (NNN) on February 1, 2016.

(2)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO UNCOMMENCED LEASES DETAIL
	New Lease Terms									Expiring Lease Terms
Property	SF(1)	Estimated Lease Start Date(2)	Free Rent Period(3)	Estimated Rent Start Date(2)	Starting Base Rents(4)	New Lease Recovery Structure(5)	Term In Months	Estimated Lease Expiration Date(2)	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(6)	Estimated Lease Expiration Date(2)	Expiring Lease Recovery Structure(5)
Same-Store Office
9300 Wilshire	1,087	4/1/2015	2	4/1/2015	$43.80	FSG	38	5/31/2018	$11.16	1,087	$25.58	3/15/2015	FSG
9300 Wilshire	1,744	4/1/2015	4	4/1/2015	$42.00	FSG	64	7/31/2020	$16.00	N/A	N/A	N/A	N/A
505 First	4,141	4/12/2015	2	4/12/2015	$22.00	NNN	65	9/11/2020	$72.92	N/A	N/A	N/A	N/A
222 Kearny	1,912	4/15/2015	—	4/15/2015	$60.00	NNN	119	3/14/2025	$82.55	N/A	N/A	N/A	N/A
1455 Market	24,438	6/19/2015	3	6/19/2015	$46.00	MG2	76	10/31/2021	$68.00	22,390	$35.00	12/31/2014	NNN
Rincon Center	2,142	7/15/2015	—	7/15/2015	$50.00	NNN	120	7/14/2025	$—	N/A	N/A	N/A	N/A
Rincon Center	2,868	8/1/2015	9	5/1/2016	$47.00	MG3	111	7/31/2025	$83.56	2,851	$50.15	7/14/2015	FSG
Rincon Center	4,144	5/1/2017	9	2/1/2018	$48.00	MG3	90	7/31/2025	$83.56	4,144	$37.15	4/14/2017	FSG
Non Same-Store
Merrill Place	1,036	5/1/2015	2	5/1/2015	$34.00	FSG	38	6/30/2018	$27.67	N/A	N/A	N/A	N/A
Development/Redevelopment
Element LA	284,037	4/1/2015	15	10/1/2015	$52.67	NNN	180	3/31/2030	$103.00	N/A	N/A	N/A	N/A
Lease-Up Assets
901 Market	40,558	5/19/2015	—	5/19/2015	$40.17	NNN	181	5/31/2030	$84.88	N/A	N/A	N/A	N/A
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Represents management’s estimate for each date based on lease terms and estimates for decommissioning space and constructing tenant improvements, as applicable.

(3)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(4)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2015, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) “NNN” refers to the tenant’s obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) “FSG” refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year; (c) “MG1” refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for operating grounds; (d) “MG2” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) “MG3” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(6)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS
	New Lease Terms									Expiring Lease Terms
Property	SF(1)	Lease Start Date	Free Rent Period(2)	Rent Start Date	Starting Base Rents(3)	New Lease Recovery Structure(4)	Term In Months	Lease Expiration Date	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(5)		Lease Expiration Date	Expiring Lease Recovery Structure(5)
Same Store Office
Rincon Center	76,004	8/1/2014	9	5/1/2015	$46.00	MG3	132	7/31/2025	$83.56	76,320	$32.93	(6)	Various	Various
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(3)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2015, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(4)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) “NNN” refers to the tenant’s obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) “FSG” refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year; (c) “MG1” refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for operating grounds; (d) “MG2” refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) “MG3” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(5)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

(6)	Based on the weighted average base rents and expiration dates of multiple expiring leases.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q2 2015(1)		Q3 2015			Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017
Location	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
SAME-STORE
Seattle
First & King	1,334	$4.50	—	$—		—	$—	19,445	$22.94	—	$—	—	$—	—	$—	—	$—
Met Park North	—	—	—	—		—	—	—	—	—	—	—	—	600	43.70	—	—
Northview	1,722	20.39	—	—		—	—	—	—	59,022	18.24	—	—	—	—	—	—
Subtotal	3,056	$13.46	—	$—		—	$—	19,445	$22.94	59,022	$18.24	—	$—	600	$43.70	—	$—
San Francisco
Rincon Center	7,166	$20.97	8,382	$47.50	(3)	1,617	$26.79	3,332	$35.00	13,651	$32.96	2,959	$34.97	3,515	$37.08	789	$33.95
1455 Market	—	—	—	—		—	—	—	—	875	42.17	—	—	—	—	71,729	29.59
875 Howard	—	—	—	—		—	—	—	—	—	—	6,031	35.00	—	—	54,637	34.21
222 Kearny	13,180	35.09	8,655	53.42		—	—	—	—	26,257	29.53	13,293	37.90	—	—	—	—
625 Second	—	—	—	—		—	—	—	—	6,834	44.29	—	—	—	—	48,825	46.65
275 Brannan	—	—	—	—		—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	20,346	$30.12	17,037	$50.51		1,617	$26.79	3,332	$35.00	47,617	$32.86	22,283	$36.73	3,515	$37.08	175,980	$35.78
Los Angeles
Technicolor	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Del Amo	—	—	—	—		—	—	—	—	—	—	—	—
9300 Wilshire	396	13.67	5,655	43.87		10,013	41.53	4,364	43.89	2,731	47.27	—	—	2,853	39.12	—	—
10950 Washington	—	—	—	—		—	—	—	—	30,300	28.88	—	—	—	—	—	—
604 Arizona	—	—	—	—		—	—	—	—	—	—	—	—	—	—	—	—
6922 Hollywood	330	18.73	—	—		—	—	12,820	40.56	—	—	3,378	40.65	—	—	—	—
10900 Washington	—	—	—	—		—	—	—	—	—	—	—	—	—	—	—	—
Pinnacle I	3,209	43.80	—	—		—	—	—	—	—	—	109,323	42.64	9,005	43.20	—	—
Pinnacle II	—	—	—	—		—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	3,935	$38.66	5,655	$43.87		10,013	$41.53	17,184	$41.41	33,031	$30.40	112,701	$42.58	11,858	$42.22	—	$—
NON-SAME-STORE
Seattle
Merrill Place	—	$—	5,203	$25.58		26,001	$23.69	—	$—	—	$—	11,995	$26.21	8,349	$22.15	6,000	$27.75
Subtotal	—	$—	5,203	$25.58		26,001	$23.69	—	$—	—	$—	11,995	$26.21	8,349	$22.15	6,000	$27.75
Los Angeles
3401 Exposition	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
See footnotes on next page.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q2 2015(1)		Q3 2015		Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017
Location	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
DEVELOPMENT/REDEVELOPMENT
Los Angeles
Element LA	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
12655 Jefferson	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
3402 Pico	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
LEASE-UP ASSETS
San Francisco
901 Market	3,359	$25.90	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	3,359	$25.90	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
TOTAL	30,696	$29.09	27,885	$44.51	37,631	$28.57	39,961	$31.89	139,670	$26.10	146,979	$40.35	24,322	$34.62	181,980	$35.51
______________________

(1)	Q2 2015 expiring square footage does not include square feet that expired on March 31, 2015.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)	Of the 8,382 square feet expiring in Q3 2015 at Rincon Center, 2,868 square feet has been backfilled.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	835,155	14.6%	$—	—%	$—	$—
2015	131,473	2.3	4,676,385	2.7	35.57	35.57
2016	350,932	6.2	11,692,937	6.9	33.32	34.56
2017	636,422	11.2	17,506,757	10.3	27.51	28.44
2018	319,057	5.6	9,717,919	5.7	30.46	33.48
2019	692,707	12.1	24,636,717	14.4	35.57	39.50
2020	407,107	7.1	15,475,536	9.1	38.01	44.61
2021	692,737	12.1	21,593,373	12.7	31.17	36.42
2022	8,613	0.2	293,473	0.2	34.07	41.66
2023	631,632	11.1	19,767,744	11.6	31.30	39.05
2024	285,097	5.0	13,048,043	7.6	45.77	57.23
Thereafter	318,837	5.6	13,741,024	8.1	43.10	106.62
Building management use	21,672	0.4	—	—	—	—
Signed leases not commenced(4)	368,707	6.5	18,183,188	10.7	49.32	71.87
Total/Weighted Average	5,700,148	100.0%	$170,333,096	100.0%	$35.01	$44.85
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2015.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2015.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of March 31, 2015, divided by (ii) square footage under uncommenced leases as of March 31, 2015.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Square	1455 Market Street	1	1	9/27/2023	333,570	5.9%	$10,582,738	7.0%
Salesforce.com(2)	Rincon Center	1	1	Various	234,699	4.1	10,488,009	6.9
Uber Technologies, Inc.	1455 Market Street	1	1	2/29/2024	220,463	3.9	9,434,567	6.2
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	4.0	8,942,900	5.9
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	3.4	8,005,709	5.3
EMC Corporation(3)	Various	2	2	Various	294,756	5.2	7,330,956	4.8
AIG	Rincon Center	1	1	7/31/2017	132,600	2.3	5,967,000	3.9
NFL Enterprises(4)	Various	2	2	6/30/2019	137,305	2.4	4,879,135	3.2
Clear Channel	Pinnacle I	1	1	9/30/2016	109,323	1.9	4,661,033	3.1
Technicolor Creative Services USA, Inc.	Technicolor Building	1	1	5/31/2020	114,958	2.0	4,549,302	3.0
GSA(5)	Various	4	3	Various	150,127	2.6	4,149,254	2.7
Amazon	Met Park North	1	1	11/30/2023	139,824	2.5	3,772,659	2.5
Trailer Park, Inc.	6922 Hollywood	1	1	9/30/2018	87,272	1.5	3,666,374	2.4
Capital One	First & King	1	1	2/28/2019	133,148	2.3	3,469,106	2.3
Saatchi & Saatchi North America, Inc.	Del Amo Office	1	1	12/31/2019	113,000	2.0	3,327,208	2.2
TOTAL		20	19		2,626,211	46.0%	$93,225,950	61.4%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Salesforce.com is expected to take possession of an additional: (1) 2,868 square feet during the third quarter of 2015; and (2) 4,144 square feet during the second quarter of 2017. Expirations by square footage:(1) 83,016 square feet expiring on July 31, 2025; (2) 59,689 square feet expiring on April 30, 2027; (3) 93,028 square feet expiring on October, 31, 2028; and (4) 5,978 square feet of MTM storage space.

(3)
EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (2) 185,292 square feet at First & King expiring on October 18, 2021; and (3) 42,954 square feet at First & King expiring on December 31, 2023.

(4)
NFL Enterprises expiration by property and square footage: (1) 127,386 square feet at 10950 Washington expiring on June 30, 2019 and (2) 9,919 square feet at 10900 Washington expiring on June 30, 2019.

(5)
GSA expirations by property and square footage: (1) 71,729 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (3) 28,993 square feet at Northview expiring on April 4, 2020; and (4) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

8OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	79,441	1.3%
Educational	143,575	3.0
Financial Services	445,577	5.0
Insurance	141,000	4.1
Legal	66,073	1.7
Media & Entertainment	1,066,618	27.5
Other	113,149	1.8
Real Estate	16,727	0.4
Retail	470,016	9.2
Technology	1,546,545	37.9
Advertising	113,000	2.2
Government	272,196	5.4
Healthcare	22,369	0.5
TOTAL	4,496,286	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2015 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.